Exhibit 99.1
NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Provides Update on Borealis Gold Project

  Board and new management focused on advancing production rate

  Teleconference scheduled for 4:30 pm EST today

Please note new call in details at end of this news release

CARSON CITY, NV, February 6, 2012 -- Gryphon Gold Corp. (TSX: GGN) (OTCBB: GYPH), a gold exploration, production and development company focused on its Borealis project in Nevada, today is providing an update on the startup process of its Borealis oxide gold heap leach operation and other corporate matters.

The Borealis Project, which has been on a fast-track to return the historic operations to production, continues its endeavors to advance the startup of the heap leach operation. Construction of the project began in June 2011 and the leaching cycle began in late September 2011 with the first shipment of loaded carbon accomplished in October 2011. Despite the rapid move to commercial shipments of loaded carbon and ultimately gold, the Project has faced a number of startup issues resulting in considerably lower than expected production in the third fiscal quarter ended December 31, 2011.

BOREALIS PROJECT OPERATIONS AND PROGRESS

During the third quarter a total of 199,674 tons of material was placed on the heap leach pad for processing. The material is estimated to contain 6,223 ounces of gold. During January 2012, 74,473 tons of material was placed on the leach pad and is estimated to contain 2,244 ounces of gold.

Heap Leach Pad Results
	Leach	Estimated	Estimated Contained	Estimated Recovered
	Pad	Grade	Ounces	Ounces*
	Material
	Tons	Au	Au	Au
Q2 FY2012	44,296.037		1,663	748
Q3 FY2012	199,674.031		6,223	2,800
January 2012	74,473.030		2,244	1,010

*Based on recovery rate of 45%

Activity is focused on accelerating the heap leach operation and getting the Adsorption Desorption Recovery (“ADR”) plant on line.

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Gryphon Gold Provides Update on Borealis Gold Project
February 6, 2012

The Company has identified three key challenges that have resulted in less than anticipated production rates. As previously disclosed in a release dated November 9, 2011, the Project was severely limited in the amount of material that could be placed on the leach pad as result of the contractor being unable to produce overliner in a timely manner. The delay in adding material to the leach pad resulted in reduced volumes of pregnant solution for the carbon process. This first challenge was remedied in mid December. The second challenge the Company faced was the lower than planned delivery of leach pad material as a result of its crusher being removed from site in early December for approximately two months for unscheduled maintenance. During that time, the Company was provided with a temporary crusher that did not meet the specifications for planned production levels and resulted in an average of just over 33% of crusher utilization for the third quarter of fiscal 2012 and the majority of January 2012. Thirdly, management was recently advised that the pump that delivers barren solution to the leach pad was not the correct size and could not meet current operating requirements. As installed, it has been providing only about 50% of original operating requirements, thus severely reducing the volume of flows to the leach pad.

James T. O’Neil Jr., Interim CEO for Gryphon Gold Corp. commented, “Although the Company had implemented procedures to address the overliner issue in the third quarter, we also faced unexpected maintenance with our crushing system which resulted in significant downtime and reduced the tonnage and rate at which the material was being placed on the leach pad. We believe we have addressed the issues associated with loading the leach pad. Currently, the overliner material is on target and we are crushing and loading material to the leach pad at an estimated level of 4,000 tons per day. As material was added to the leach pad, it became obvious that the pumping system was failing to deliver solution onto the leach pad as specified greatly reducing the rate at which solution was developed. We are currently working to redesign the pumping system in order to improve fluid flow.” In order to convert the loaded carbon into doré which is more readily marketable than loaded carbon and will result in better value for its heap leach production, the Company is proceeding with the construction of its ADR Plant. Construction of the facility continues and Gryphon Gold currently anticipates that it will be fully operational in mid- to late March.

PRODUCTION AND SALES

During the third quarter of fiscal 2012, the Company sold loaded carbon containing 605 ounces of gold. The approximate average settlement price was $1,700 per ounce of gold.

Mr. O’Neil noted, “The refinery that we have been selling our loaded carbon to has not been able to accept deliveries subsequent to December 1, 2011 resulting in a growing inventory of our production. In early February, we reached an agreement to sell our loaded carbon to a third party and have sold loaded carbon containing 765 ounces of gold to that party. On February 1, 2012, we shipped loaded carbon containing approximately 200 ounces of gold. We believe we can continue similar arrangements with third parties until completion of our ADR plant.”

CORPORATE OVERVIEW

As of December 31, 2011, the Company had cash on hand of $1.3 million. This declined to $250,000 as of February 2, 2012. As a result of a new gold on carbon sale agreement, Gryphon Gold anticipates to receive additional payments from the previously shipped loaded carbon and future shipments.

Mr. O’Neil stated, “As of my appointment on February 3 as Interim CEO, we have taken action to review all capital and operating expenditures with the objective of reducing them as much as possible without impairing our objective of achieving increased production. Our focus will be to achieve positive cash flow as soon as possible. We believe we can cover operating expenses at a rate of sale of approximately 1,000 ounces of gold per month at realized sales prices of $1,500 per ounce or better.”

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Gryphon Gold Provides Update on Borealis Gold Project
February 6, 2012

The Company announced on February 3, 2012, the appointment of James T. O'Neil, Jr., Chief Financial Officer, to the additional positions of Interim Chief Executive Officer and member of the Board of Directors. Marvin Kaiser, Chairman of the Board, noted, “Jim, who joined us as Chief Financial Officer in early January, previously was Chief Operations Officer and Chief Financial Officer of Jipangu International, a significant heap leach gold producing company in Nevada. We believe that Jim's leadership coupled with the enthusiasm and efforts of our team members will drive the progress and success of the Borealis Project.” On other legal matters the Company noted that on January 31, 2012, Gryphon Gold was served with a complaint alleging breach of contract that was filed in the First Judicial District Court for the State of Nevada in Carson City by Borealis royalty holders which include the Cavell Trust, Hardrock Mining Company and John W. Whitney. The royalty holders allege that “advance royalties” which have been paid by Gryphon Gold are not recoverable and are payable during the duration of the mining lease. Gryphon Gold deducts previously paid “advance royalties” from production royalties payable under the Borealis mining lease agreement. Gryphon Gold believes their claims are without merit and intends to vigorously defend against the claims.

Teleconference

The Company will host a teleconference today at 4:30 pm EST to discuss the project status. Chairman of the Board, Marvin Kaiser, and Interim Chief Executive Officer and CFO, James T. O’Neil, Jr., will provide formal remarks followed by a question and answer session. The conference call can be accessed by dialling (201) 689-8560. A telephonic replay will be available from 7:30 p.m. ET the day of the call through Monday, February 13, 2012. To listen to the archived call, dial (858) 384-5517 and enter conference ID number 388577.

Safe Harbor Statement

This press release contains forward-looking statements and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to statements relating to the Company’s plans to increase performance at its Borealis Oxide Heap Leach Project; gold and silver assay estimates; expectations related to shipping, delivery, sales and revenue from gold and silver sales at the Borealis Oxide Heap Leach Project; assumptions related to revenue and ability to fund operations, capital requirements and exploration; assumptions related to leach pad loading, gold grade and recoverability; the schedule of the redesign of the pumping system and the completion of the ADR plant; management’s assessment of the claims of the Borealis royalty holders and other statements relating to plans, estimates, objectives, and timing. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing for the development of the Borealis Oxide Heap Leach Project, may be required, and if so, may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, risks related to gold recovery and the ability to sell loaded carbon and the risks and uncertainties outlined under the section headings Forward-Looking Statements and Risks Factors and Uncertainties in the Company’s annual report on Form 10-K, as filed with the SEC and Canadian securities regulatory authorities on June 30, 2011,and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.

Cautionary Note to U.S. Investors Regarding Mineral Reserve and Resource Estimates

Certain of the technical reports, the preliminary assessment and the pre-feasibility study referenced in this release use the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under the SEC’s Industry Guide 7 (“Guide 7”) and are normally not permitted to be used in reports and registration statements filed with the SEC. As a reporting issuer in Canada, we are required to prepare reports on our mineral properties in accordance with NI 43-101. We reference those reports in this annual report for informational purposes only. Investors are cautioned not to assume that any part or all of mineral deposits in the above categories will ever be converted into Guide 7 compliant reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume t hat all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

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Gryphon Gold Provides Update on Borealis Gold Project
February 6, 2012

For Further Information Contact:

James T. O’Neil Jr., Interim CEO and CFO
Phone: 1-775-883-1456
Email: joneil@gryphongold.com

Lisanna Lewis, Vice President, Treasurer, Investor relations
Phone: 1-604-261-2229
Email: llewis@gryphongold.com